EXHIBIT 99.1

BERKSHIRE HATHAWAY INC.

PRESS RELEASE

FOR IMMEDIATE RELEASE May 8, 2003

On May 5, 2003, Berkshire Hathaway Inc.’s Board of Directors voted to increase the number of directors comprising the entire Board of Berkshire Hathaway Inc. from seven to nine. Donald R. Keough and Thomas S. Murphy have been elected to serve as directors to fill the resulting vacancies on the Board of Directors. Mr. Keough is Chairman of DMK International, an investment company and of Allen and Company Incorporated, an investment banking firm. Mr. Murphy was Chairman of the Board and Chief Executive Officer of Capital Cities/ABC from 1966 to 1990 and from 1994 until his retirement in 1996.

Berkshire Hathaway and its subsidiaries engage in a number of diverse business activities among which the most important is the property and casualty insurance business conducted on both a direct and reinsurance basis. Common stock of the Company is listed on the New York Stock Exchange, trading symbols BRK.A and BRK.B.

Contact: Marc D. Hamburg

(402)  346-1400

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